UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  December 13, 2005

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

On December 13, 2005, Labor Ready, Inc. (the “Company”) entered into a Credit Agreement with Bank of America, National Association and Wells Fargo Bank, National Association, as Documentation Agent, Syndication Agent and Administrative Agent (the “Revolving Credit Facility”).  The Revolving Credit Facility replaces the Company’s existing $80 million accounts receivable securitization facility with General Electric Capital Corporation (“GECC”) and a GECC affiliate, Redwood Receivables Corporation (the “AR Facility”), which was set to expire in February of 2006, with a secured line of credit of $80 million (or a lesser amount if a defined percentage of accounts receivable and liquid collateral is less than $80 million).

Under the terms of the Revolving Credit Facility, the Company pays a variable rate of interest and an unused commitment fee based on the Company’s consolidated leverage ratio of consolidated total debt to consolidated EBITDA.  Based upon the Company’s current consolidated leverage ratio, the Company would pay a variable rate of interest of LIBOR plus a margin of 0.500% for LIBOR loans; a variable rate of the Prime Rate currently in effect minus 1.000% for Base Rate loans; and an unused commitment fee rate of 0.15% that is applied against the unused portion of the Revolving Credit Facility.  If the Company’s current consolidated leverage ratio was equal to or exceeded a ratio of 1.75 to 1.00, then the Company would pay a variable rate of interest of LIBOR plus a margin of 1.000% for LIBOR loans; a variable rate of the Prime Rate currently in effect minus 0.25% for Base Rate loans; and an unused commitment fee rate of 0.25% that is applied against the unused portion of the Revolving Credit Facility.  The decision to use a LIBOR loan or Base Rate loan is at the Company’s option, however, LIBOR loans must have a minimum maturity of one month.  Under the terms of the Revolving Credit Facility, letters of credit are priced at the margin in effect for LIBOR loans plus a fronting fee of 0.05%.

The Revolving Credit Facility expires in November 2008 and contains restrictive covenants, which include maintaining a specified consolidated leverage ratio, consolidated fixed charge coverage ratio and asset coverage ratio.  Obligations under the Revolving Credit Facility are secured by substantially all of the Company’s personal property.

The foregoing summary and the summary in Item 2.03 below, is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is attached as Exhibit 10.32 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 1.02.                                          Termination of a Material Definitive Agreement

The disclosure provided in Item 1.01 and Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 1.02.  On December 13, 2005, in connection with entry into the Revolving Credit Facility described in Item 1.01, the Company terminated the AR Facility.  The lenders under the AR Facility have waived the 90 day notice requirement and there are no early termination penalties or fees owed by the Company in connection with the termination.  The AR Facility was originally entered into in March of 2001 and provided loan advances through the sale of substantially all of the Company’s eligible domestic accounts receivable to a wholly owned and consolidated subsidiary, Labor Ready Funding Corporation.  The AR Facility included a corporate guarantee by the Company and required that the Company meet certain financial covenants.  Subject to certain availability requirements, the AR Facility allowed the Company to borrow a maximum of $80 million, of which this entire amount could be used to obtain letters of credit.  The borrowing capacity under the AR Facility was largely a function of the levels of the Company’s accounts receivable supplemented by pledged and restricted cash.  The AR Facility was scheduled to expire in February of 2006.  Letters of credit outstanding under the AR Facility in the amount of approximately $51.6 million will be replaced with letters of credit issued under the Revolving Credit Facility.  See additional information in Item 2.03.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 and Item 1.02 of this Form 8-K is hereby incorporated by reference into this Item 2.03.  The Revolving Credit Facility contains standard provisions relating to default and acceleration of the Company’s payment obligations upon the occurrence of an event of default, including:  the failure to pay principal, interest, fees or other amounts when due; the breach of specified representations or warranties contained in the loan documents; cross-default with other indebtedness of the Company; failure to comply with the observance or performance of specified agreements contained in the loan documents; commencement of bankruptcy or other insolvency proceedings; engaging in certain prohibited transactions involving an employee benefit plan subject to ERISA; incurring or potentially incurring liability to the Pension Benefit Guaranty Corporation in connection with an employee benefit plan; entry of judgments or decrees against the Company that exceed $1,000,000 (that are not otherwise paid or covered by insurance, or that have been stayed or bonded pending appeal); the failure of any of the loan documents entered into in connection with the Revolving Credit Facility to be in full force and effect; and the occurrence of certain defined change in control events.

In connection with the Revolving Credit Facility, the Company has issued a letter of credit to GECC in the amount of $54.2 million to facilitate the replacement of the letters of credit issued under the AR Facility.  Of the $54.2 million letter of credit, $51.6 million will provide GECC with collateral for their outstanding letters of credit while the Administrative Agent issues replacement letters of credit from the Revolving Credit Facility.  An additional $2.6 million was issued to GECC to provide additional collateral until the GECC outstanding letters of credit are replaced with letters of credit from the Revolving Credit Facility.  Once the AR Facility letters of credit are retired, the Company expects to have letters of credit outstanding in the amount of $51.6 million.  Under the terms of the Revolving Credit Facility, if any draft is paid under any letter of credit, the Company shall reimburse the issuing lender in connection with such payment on the business day that the Company receives notice of such draft being paid.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

10.32.

Credit Agreement dated December 13, 2005 among Labor Ready, Inc. and the financial institutions named therein as Lenders, and Wells Fargo Bank, National Association, as Documentation Agent, Syndication Agent and Administrative Agent.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: December 15, 2005	By:	/s/ Steven C. Cooper
Steven C. Cooper
President & Chief Financial Officer